EXHIBIT 3.1


                                                                No     20265278
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                                   CERTIFICATE
                                       OF
                                  INCORPORATION

I HEREBY CERTIFY THAT




                           - KAYTY EXPLORATION LTD. -
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IS THIS DAY INCORPORATED UNDER THE COMPANIES ACT OF THE PROVINCE OF ALBERTA AS A
LIMITED COMPANY

                 GIVEN UNDER HIS SEAL OF OFFICE AT EDMONTON THIS
    eighteenth         DAY OF          March                 A.D. 19 81.
----------------------        ------------------------------        -----------




                                             /s/  Name Illegible
                                        ---------------------------------------
                                        Office of the Registrar of Companies


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                                                         File No.:     20265278
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The Registered Office of
                         --------------------------------

                             KAYTY EXPLORATION LTD.
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is located at       3200, 400 - 4th Avenue S.W.
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                                 STREET ADDRESS

               Calgary                     Alberta          T2P 0X9
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                                                          POSTAL CODE

Dated this       16th         day of        March            1981
           ------------------        ------------------------------------------


                             (Signature)     /s/  Name Illegible
                                        ---------------------------------------

               (Relationship to Corporation)                Subscriber
                                           ------------------------------------

NOTE: MUST BE FILED WITH INCORPORATING DOCUMENTS AND WITHIN FIFTEEN DAYS AFTER ANY CHANGE.


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                            MEMORANDUM OF ASSOCIATION

                                       OF

                             KAYTY EXPLORATION LTD.

1.   The name of the company is KAYTY EXPLORATION LTD.

2.   The objects for which the Company is established are:

     (a) To prospect for, acquire and develop, directly or indirectly, reserves of petroleum, natural gas and related hydrocarbons and all other minerals, substances and natural products;

     (b) To produce, transport, refine, process, manufacture, market and deal in petroleum natural gas and related hydrocarbons and all other minerals, substances and natural products;

     (c) To enter into any partnership as a general or limited partner or into any arrangement for sharing profits, union of interest, co-operation, joint venture, reciprocal concession or otherwise with any person, firm, or corporation carrying on, or engaged in, or about to carry on or engage in any business or transaction capable of being conducted so as to directly or indirectly benefit the Company;

     (d) to acquire, hold, lease, sell, exchange and operate real and personal property of every kind and description, including, without limiting the generality of the foregoing, equipment, lands, buildings, business or industrial concerns and undertakings, mortgages, charges, contracts, concessions, franchises, patents, licenses, shares, stocks, debentures, bonds and securities of all kinds and descriptions;

     (e) To render managerial, supervisory, consulting or other services to any person, firm or corporation and without limiting the generality of the foregoing, to take part in the management, supervision, organization, control, financing, or liquidation of any property, real or personal, or business or operation of and on behalf of any person, firm or corporation;

     (f) To carry on any trade or business whatsoever which can, in the opinion of the Board of Directors, be advantageously carried on by the Company in connection with or ancillary to any of the above businesses or the general business of the Company;

     (g) To borrow or raise and secure the payment of money in such manner and on such terms as may seem expedient, and in particular, and with in any way limiting the generality of the foregoing, to mortgage and charge the undertaking and all or any of the real and personal property, present or future, and all or any of the uncalled capital for the time being of the Company, and to issue at par, or at a premium or discount, bonds, debentures, mortgage debentures, and


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          debenture stock payable to bearer or otherwise, either permanent or redeemable, and collaterally grant securities under the Bank Act and to secure any or all of the obligations of the Company by trust deed or other deeds writings or assurances, and to issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities, and also by way of security for the performance of any contracts or obligations of the Company;

     (h) To pay for all or any of the expenses incurred in connection with the formation, promotion, organization and incorporation of the Company;

     (i) To pay for any lands, business, property, rights, privileges and concessions acquired or agreed to be acquired by the Company, services rendered or otherwise, and generally to satisfy any payments of or obligations of the Company, by the issue of shares of this or any other company credited as fully or partly paid up, or of bonds, debentures or other securities of this or any other company credited as fully or partly paid up;

     (j) To guarantee the contracts, debts, securities, debentures, promissory notes and other obligations of any person, firm or corporation whatsoever and to grant any and all types of securities for the performance of any such guarantees.

3.   The liability of the members is limited.

4. The authorized capital of the Company is Twenty Thousand (20,000) shares without nominal or par value. The capital of the Company may be increased, divided, converted, consolidated and dealt with in accordance with the law then prevailing or new capital may be issued having attached thereto any preferred, special, qualified, or deferred rights, privileges, conditions or restrictions, including any preference or priority in the payment of dividends or the distribution of assets, voting or otherwise, over any other shares whether common or preferred, and whether or not issued.

          We, the several persons whose names and addresses are subscribed hereto, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

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       NAMES, ADDRESSES AND               NUMBER AND KIND OF SHARES
   OCCUPATIONS OF SUBSCRIBERS              TAKEN BY EACH SUBSCRIBER
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/s/  David H. McDermid             One (1) share without nominal or par value
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David H. McDermid
3200, 400 4th Avenue, S.W.
Calgary, Alberta T2P OX9


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Solicitor

/s/  Dianne Robinson               One (1) share without nominal or par value
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Dianne  Robinson
3200, 400 4th Avenue, S.W.
Calgary, Alberta T2P OX9
Secretary

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Dated this 16th day of March, A.D. 1981.


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